Exhibit 23
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McGladrey & Pullen
Certified Public Accountants




Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in Registration Statement Nos. 33-67114 and 333-17695 of AMREP Corporation on Form S-8 of our report, dated June 10, 2005, appearing in the Amended Annual Report on Form 10-K/A of AMREP Corporation for the year ended April 30, 2005.


/s/McGladrey & Pullen, LLP
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Davenport, Iowa
August 3, 2005
























McGladrey & Pullen, LLP is a member firm of RSM International-an affiliation of separate and independent legal entities.